SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K


                                 CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                  June 2, 2005
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                          ODYSSEY MARINE EXPLORATION, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



          NEVADA                  1-31895                 84-1018684
---------------------------    ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number



                            5215 West Laurel Street
                             Tampa, Florida  33607
           -----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code




                                (813) 876-1776
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code











ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On June 2, 2005, Odyssey Marine Exploration, Inc. (the "Company") entered into a Lease Agreement with Jackson Brewery Millhouse, LLC, ("JBM") New Orleans, Louisiana, for the space where the Company plans to open its first interactive shipwreck and treasure attraction. The space is located in the Jax Brewery in the French Quarter of New Orleans.

     The attraction will reveal the stories behind some of the world's most famous shipwrecks, their treasure and historical artifacts. It will showcase the history, personal stores, artifacts, coins, high-definition film and images from the SS Republic shipwreck. It will also feature interactive exhibits that present the methods and technologies the Company uses to conduct deep-ocean shipwreck searches and archaeological excavations.

     The lease covers approximately 8,651 square feet, has a five year term and the monthly rent is $17,570.83. The lease commences when the attraction opens for business but no later than August 1, 2005. Among other provisions the lease grants Odyssey the right to terminate the lease after 18 months for any reason without penalty.

     JBM has no affiliation with the Company or any of its officers or directors.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  EXHIBITS.

            10.14 Lease Agreement dated as of June 1, 2005 between Jackson Brewery Millhouse, LLC and the Company


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   ODYSSEY MARINE EXPLORATION, INC.



Dated:  June 8, 2005               By: /s/ Michael J. Holmes
                                       Michael J. Holmes
                                       Chief Financial Officer